EXHIBIT 7.1

                         THIRD AMENDMENT TO RIGHTS AGREEMENT
                         -----------------------------------

               AMENDMENT, dated as of February 21, 1995, to the Rights Agreement, dated as of January 24, 1989, between Amgen Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), as amended by the First Amendment to Rights Agreement, dated as of January 22, 1991, between the Company and the Rights Agent and the Second Amendment to Rights Agreement, dated as of April 2, 1991, between the Company and the Rights Agent (as so amended, the "Rights Agreement").

                                      RECITALS
                                      --------

               The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement. Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement. All acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

                                      AGREEMENT
                                      ---------

               In consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

               1. Section 1(a) of the Rights Agreement is hereby modified and amended by deleting the percentage "15%" in each of the first and second (including the proviso thereto) sentences thereof and substituting the percentage "10%" therefor.

               2. Section 1 of the Rights Agreement is hereby further modified and amended by deleting paragraph (e) thereof in its entirety, by adding the following paragraph in the proper location:

                    "Exchange Act" shall mean the Securities  Exchange
               Act of 1934, as amended."

          and by relettering paragraphs (f) through (n) accordingly.

               3. (a) Section 3(a) of the Rights Agreement is hereby modified and amended by deleting the percentage "15%" in the first sentence thereof and substituting the percentage "10%" therefor. The Form of Right Certificate attached hereto as Exhibit A shall be substituted for the Form of Right Certificate attached as Exhibit A to the Rights Agreement and referred to in
          Section 3(a) thereof.

                    (b) The Summary of Rights to Purchase Common Shares attached hereto as Exhibit B shall be substituted for the Summary of Rights to Purchase Common Shares attached as Exhibit B to the Rights Agreement and referred to in Section 3(b) thereof.

               4. Section 23(b) of the Rights Agreement is hereby modified and amended to read in its entirety as follows:

                    (b) The Board of Directors of the Company may, at its option, at any time prior to the earliest of (i) the Shares Acquisition Date; or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after January 24, 1989 (such redemption price being hereinafter referred to as the "Redemption Price"), and the Company may, at its option, pay the Redemption Price in Common Shares (based on the "current per share market price," as defined in Section 11(d) hereof, of the Common Shares at the time of redemption), cash or any other form of consideration deemed appropriate by the Board of Directors. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and subject to such conditions as the Board of Directors in its sole discretion may establish. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) hereof prior to the expiration or termination of the Company's right of redemption hereunder.

               5. Section 27 of the Rights Agreement is hereby modified and amended by deleting the second sentence thereof.

               6.  If any term, provision, covenant or restriction of  this
          Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               7. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

               8. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                             [SIGNATURE PAGE TO FOLLOW]

               9. In all respects not inconsistent with the terms and provisions of this Amendment, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the date and year first above written.

                                             AMGEN INC.

                                             /s/ Thomas E. Workman, Jr.
                                             ----------------------------
                                             Name: Thomas E. Workman, Jr.
                                             Title: Vice President,
                                             Secretary and General Counsel


                                              AMERICAN STOCK TRANSFER &
                                              TRUST COMPANY

                                              /s/ Herbert J. Lemmer
                                              ----------------------------
                                              Name: Herbert J. Lemmer
                                              Title: Vice President,
                                              Legal Counsel

                                      EXHIBIT A
                                     -----------

                              Form of Right Certificate


          Certificate No.R-                           _______________Rights

                    NOT EXERCISABLE AFTER JANUARY 24, 1999 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN OR IF EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT (SUBJECT TO ADJUSTMENT FOR CERTAIN EVENTS OCCURRING AFTER JANUARY 24, 1989) AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.


                                  Right Certificate

                                     AMGEN INC.

               This certifies that ______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of January 24, 1989, between Amgen Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), as amended by the First Amendment to Rights Agreement, dated as of January 22, 1991, between the Company and the Rights Agent, by the Second Amendment to Rights Agreement, dated as of April 2, 1991, between the Company and the Rights Agent, and by the Third Amendment to Rights Agreement, dated as of February 21, 1995, between the Company and the Rights Agent (as so amended, the "Rights Agreement"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on January 24, 1999 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one fully paid, non-assessable share of Common Stock, par value $.0001 per share (the "Common Shares"), of the Company, at a purchase price of $480 per Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of April 2, 1991, based on the Common Shares as constituted at such date.

               As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

               This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, as amended from time to time, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

               This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receipt upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

               Subject to the provision of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right, subject to adjustment for certain events after January 24, 1989, or (ii) may be exchanged in whole or in part for Common Shares.

               No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

               No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

               This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

               WITNESS the facsimile  signature of the  proper officers  of
          the Company and  its corporate seal.   Dated  as of  ___________,
          19_____.


          ATTEST:                                  AMGEN INC.


          By:____________________                  By:____________________

                                                   Title__________________


          Countersigned:

          AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent


          By:______________________________
               Authorized Signature

                      Form of Reverse Side of Right Certificate

                                 FORM OF ASSIGNMENT
                                 ------------------

               (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

          FOR  VALUE  RECEIVED_______________hereby  sells,  assigns   and
          transfers unto__________________________________________________
                          (Please print name and address of transferee)

          -----------------------------------------------------------------

          this Right Certificate, together with right, title and interest therein, and does hereby irrevocably constitute and appoint_________________________Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


          Dated:________________________, 19_______

                                      __________________________________
                                      Signature



          Signature Guaranteed:

               Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

          -----------------------------------------------------------------

                                    CERTIFICATION
                                    -------------

               The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                     ___________________________________
                                     Signature

                             FORM OF ELECTION TO PURCHASE
                             ----------------------------

                              (To be executed if holder
                              desires to  exercise  the
                              Right Certificate.)

          To AMGEN INC.:

               The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

               Please insert social security
               or other identifying number:___________________________


          -----------------------------------------------------------------
                           (Please print name and address)

          -----------------------------------------------------------------

          If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to :

          Please   insert    social   security    or   other    identifying
          number:___________________________


          -----------------------------------------------------------------
                           (Please print name and address)

          -----------------------------------------------------------------

          Dated:_____________________, 19 _____


                                         ----------------------------------
                                         Signature


          Signature Guaranteed:

               Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

          -----------------------------------------------------------------

                                    CERTIFICATION
                                    -------------

               The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                              -----------------------------
                                              Signature


          -----------------------------------------------------------------

                                       NOTICE
                                       ------

               The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

               In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                      EXHIBIT B
                                      ---------

                            SUMMARY OF RIGHTS TO PURCHASE
                                    COMMON SHARES
                        AS AMENDED THROUGH FEBRUARY 21, 1995

               On January 24, 1989, the Board of Directors of Amgen Inc. (the "Company") declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, par value $.0001 per share (the "Common Shares"), of the Company. The dividend was paid on February 8, 1989 (the "Record Date") to the stockholders of record on that date, and a Right accompanied each Common Share issued after that date. Each Right entitles the registered holder to purchase from the Company one Common Share of the Company, at a price of $480 per Common Share (the "Purchase Price"), subject to adjustment for certain events occurring after April 2, 1991. The description and terms of the Rights are set forth in a Rights Agreement, as amended by a First Amendment to Rights Agreement, dated as of January 22, 1991, by a Second Amendment to Rights Agreement, dated as of April 2, 1991, and by a Third Amendment to Rights Agreement, dated as of February 21, 1995 (as so amended, the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

               Until the earlier to occur of (i) 10 days following a public announcement that a person, entity or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 10% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 10% or more such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

               The Rights Agreement provides  that, until the  Distribution
          Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

               The Rights are not exercisable until the Distribution Date. The Rights will expire on January 24, 1999 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

               The Purchase Price payable, and the number of Common  Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time after April 2, 1991 to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above). The exercise of Rights for Common Shares is at all times subject to the availability of a sufficient number of authorized but unissued Common Shares.

               In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will have the right to receive upon exercise that number of Common Shares having a market value of two times the Purchase Price of the Right (or, if such number of shares is not authorized, the Company may issue cash, debt, stock, or a combination thereof in exchange for the Rights). This right will terminate 60 days after the date on which the Rights become nonredeemable (as described below), unless there is an injunction or similar obstacle to exercise of the Rights, in which event this right will terminate 60 days after the Rights again become exercisable.

               In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

               At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of the outstanding Common Shares and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (or, if the number of shares is not authorized, the Company may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.

               With certain exception, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

               At any time prior to the earliest of (i) the day of the first public announcement that a person has become an Acquiring Person; or (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment for certain events occurring after January 24, 1989 (the "Redemption Price"). Following the expiration of these periods, the Rights become nonredeemable.

               The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

               Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

               A copy of the Rights Agreement has been filed with the Securities and Exchange Commission ("SEC") as an Exhibit to a Current Report on Form 8-K dated January 24, 1989, a copy of the First Amendment to Rights Agreement has been filed with the SEC as an Exhibit to a Current Report on Form 8-K dated January 22, 1991, a copy of the Second Amendment to Rights Agreement has been filed with the SEC as an Exhibit to a current report on Form 8-K dated April 2, 1991 and a copy of the Third Amendment to Rights Agreement has been filed with the SEC as an Exhibit to a current report on Form 8-K dated February 21, 1995. Copies of the Rights Agreement, the First Amendment to Rights Agreement, the Second Amendment to Rights Agreement and the Third Amendment to Rights Agreement are available free of charge by writing to: Corporate Secretary, Amgen Inc., 1840 DeHavilland Drive, Thousand Oaks, California 91320. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.